 *  Earnings ReleaseFY 2018 and Q4 2018 ResultsJuly 31, 2018

 *  *  Business ResultsFiscal Year 2018

 *  Fiscal Year 2018 Highlights

 *  Category and Market Highlights

 *  Fiscal Year 2018 ResultsOrganic Sales Growth  FY 2018 sales growth was volume driven, with organic volume growing +2%.

 *  Fiscal Year 2018 ResultsCore EPS Growth  Delivered 8% Core EPS – above the high-end of the going-in guidance range. Productivity cost savings contributed 260 basis points of margin benefit.

 *  Fiscal Year 2018 ResultsCurrency-Neutral Core EPS Growth

 *  *  Business ResultsQ4 FY 2018

 *  Fourth Quarter FY 2018  Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Adj. Free Cash Flow Productivity  Q4 FY ‘18  +1%  +3%  +11%  158%

 *  Apr – Jun 18 (Q4 FY 18) ResultsOrganic Sales Growth  Organic sales growth was volume driven, with organic volume up +3%. Pricing was a 2 point headwind to organic sales.

 *  Apr – Jun 18 (Q4 FY 18) ResultsCore EPS Growth  Core gross margin declined 140 basis points with 270 basis points of manufacturing cost savings more than offset by commodity and shipping cost increases, unfavorable pricing impacts, product and packaging investments and unfavorable mix. Expect margin growth to improve as pricing is implemented to offset increased commodity costs. Core SG&A declined 120 basis points driven primarily from productivity savings from overheads, agency fee and advertising production costs.

 *  Apr – Jun 18 (Q4 FY 18) ResultsCurrency-Neutral Core EPS Growth

 *  *  Business Segment Results and HighlightsQ4 FY 2018

Apr – Jun 18 (Q4 FY 18) Results
Beauty Segment


Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
7%
4%
41%
40%

- Flat Pricing, +3% Mix
- Organic Sales: ↑ Low single digits in Developed markets, ↑ Double digits in Developing markets
- Global value share declined 0.1 point versus year ago
- Net Earnings: Productivity improvements, volume and favorable product mix were partially offset by investments to strengthen brand communication.

14

Apr – Jun 18 (Q4 FY 18) Results
Beauty Highlights

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Hair Care	+	+	+
Skin & Personal Care	+	+	+

- Hair Care organic sales grew mid-single-digits versus year ago. Developed markets were up low single digits behind premium innovation and strong retail execution. Developing markets were up mid-single digits driven by premium innovation and strong retail execution.

- Skin & Personal Care organic sales grew double digits versus year ago. Developing markets were up double digits led by strong growth in China across both Olay Skin and SK-II. Developed markets were up mid-single digits led by premium product innovation in Skin and Personal Care and SK-II growth in Japan.

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

15

 *  Apr – Jun 18 (Q4 FY 18) ResultsGrooming Segment  *

Apr – Jun 18 (Q4 FY 18) Results
Grooming Highlights

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Grooming	-	-	~=

- Grooming organic sales declined low single digits versus year ago. Shave Care sales were flat in Developing markets and down mid-single digits in Developed markets due to investments to improve consumer and customer value in North America and Europe as these regions face new competitive entry in-store and online. Appliance sales declined low single digits related to trade inventory reductions.

17

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

Apr – Jun 18 (Q4 FY 18) Results
Health Care Segment


Organic Sales
1%
Organic Volume
4%
Net Earnings
-4%
Constant Currency Net Earnings
-6%

- -2% Pricing, -1% Mix
- Organic Sales: ↑ Low single digits in Developed markets, ↑ Low single digits in Developing markets
- Global value share increased 0.1 point versus year ago
- Net Earnings: Volume growth and productivity savings were more than offset by investments in consumer and customer value and brand communication.

18

Apr – Jun 18 (Q4 FY 18) Results
Health Care Highlights

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Oral Care	~=	+	~=
Personal Health Care	+	+	+

- Oral Care organic sales increased low single digits versus year ago. Developed markets grew low single digits with growth in Power and Premium Paste Innovation partially offset by the reversal of a U.S. Paste list price increase in the base year. Developing markets declined low single digits with growth in Premium Paste offset by declines on low-tier Paste in China and unfavorable mix in Latin America.

- Personal Health Care organic sales increased low single digits versus year ago due to pricing across markets and strong PGT JV results.

19

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

Apr – Jun 18 (Q4 FY 18) Results

Fabric & Home Care Segment


Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
2%
5%
-11%
-9%

- -3% Pricing, Flat Mix
- Organic Sales: ↑ Low single digits in Developed markets, ↑ Mid-single digits in Developing markets
- Global value share increased 0.2 points versus year ago
- Net Earnings: Volume growth and productivity improvements were more than offset by geographic and more profitable, but lower margin product mix hurt, consumer and customer value investments and commodity headwinds.

20

Apr – Jun 18 (Q4 FY 18) Results
Fabric & Home Care Highlights

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Fabric Care	+	+	+
Home Care	~=	~=	-

- Fabric Care organic sales grew low single digits versus year ago. Developed markets increased low single digits behind innovation driven volume growth across Laundry and Fabric Enhancers offset partially by investments into consumer and customer value. Developing markets increased mid-single digits driven by premium innovation.
- Home Care organic sales were flat versus year ago with strong volume growth led by Auto-Dish and Surface Care offset by investments into consumer value and retail execution.

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

21

Apr – Jun 18 (Q4 FY 18) Results
Baby, Feminine & Family Care Segment


Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
-2%
0%
-15%
-11%

- -1% Pricing, -1% Mix
- Organic Sales: ↓ Low single digits in Developed markets, ↓ Mid-single digits in Developing markets
- Global value share declined 0.7 points versus year ago
- Net Earnings: Productivity savings were more than offset by commodity and currency headwinds, consumer and customer value investments and unfavorable form and size mix.

22

Apr – Jun 18 (Q4 FY 18) Results
Baby, Feminine and Family Care Highlights

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Baby Care	-	-	-
Feminine Care	~=	+	~=
Family Care	+	+	N.A.

- Baby Care organic sales declined high single digits versus year ago. Developed markets were down high single digits due to continued consumer value investments to restore competitiveness, especially on Luvs, and competitive activity partially offset by premium innovation. Developing markets were down mid-single digits with strong growth on pants and premium innovation offset by softness on mainline taped diapers in China and category contraction in Middle-East, Africa and Latin America.

- Feminine Care organic sales increased low single digits versus year ago led by growth on premium innovation and favorable product mix from Always Discreet growth.

- Family Care organic sales increased low single digits versus year ago led by growth from innovation and improved retail execution, partially offset by negative pack-size mix.

23

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

 *  *  FY 2019 Guidance

FY 2019 Guidance
Sales

- Organic sales growth in range of 2% to 3%
- Expect all-in sales in range of in-line to up 1% versus last year
  - Includes a net headwind from foreign exchange and A&D of ~2 points
  - Includes impact of lost sales from the dissolution of the Personal Health Care venture with Teva at the start of the fiscal year, and assumes the acquisition of Merck's OTC business is closed at the end of this calendar year.

	FY '19
Organic Sales Growth	+2% to +3%
All-in Sales Growth	0% to +1%

25

FY 2019 Guidance
Core EPS

- Core EPS growth of 3% to 8%
- Expect net impact of interest expense, interest income and non-operating income to be a net drag of ~2.5 points on EPS growth
- Core effective tax rate range of 19% to 20%
- ~2% reduction on average diluted shares outstanding

	FY '19
Core EPS Growth	+3% to +8%
All-in EPS Growth	+16% to +23%

26

*   Adjusted Free Cash Flow Productivity: 90%+Capital Spending, % Sales: 5% to 5.5%Dividends: Over $7BDirect Share Repurchase: Up to $5B** Factors in cash required to complete the acquisition of Merck’s OTC business during the year and cash spent on other deals.  FY 2019 GuidanceCash Generation & Usage

 *  Significant deceleration of market growth ratesSignificant currency weaknessFurther commodity cost increasesFurther political and economic volatility  FY 2019 GuidancePotential Headwinds Not Included in Guidance

 *

 *  Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare;  (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited.  For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's July 31, 2018 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measures. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and provide a supplemental measure of year-on-year underlying results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management.  Of these, certain measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — pages 4-6
3.	Core after-tax profit margin – page 6
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 7
5.	Core gross margin— page 7
6.	Core SG&A margin – page 7
7.	Free cash flow — page 8
8.	Adjusted free cash flow productivity – page 8

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental Restructuring:  The Company has had and continues to have an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax.  In 2012, the Company began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities.  In 2017, we communicated details of an additional multi-year productivity and cost savings plan.  This results in incremental restructuring charges to accelerate productivity efforts and cost savings.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•
Transitional Impact of U.S. Tax Reform:  In December 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "U.S. Tax Act").  This resulted in a net charge of $602 million for the fiscal year 2018.  The adjustment to Core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

•
Early debt extinguishment charges:  In fiscal 2018 and 2017, the Company recorded after-tax charges of $243 million and $345 million, respectively, due to the early extinguishment of certain long-term debt.  These charges represent the difference between the reacquisition price and the par value of the debt extinguished. Management does not view this charge as indicative of the Company's operating performance or underlying business results.

•
Charges for Certain European legal matters:  Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods.  In 2016, the Company incurred after-tax charges of $11 million to adjust legal reserves related to these matters.

•
Venezuela deconsolidation charges: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.

•
Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

•	Non-cash impairment charges: During fiscal year 2013 the Company incurred impairment charges related to the carrying value goodwill and indefinite lived intangible assets in our Appliances business.

We do not view these items to be part of our sustainable results and their exclusion from Core earnings measures provides a more comparable measure of year-on-year results.  These items are also excluded when evaluating senior management in determining their at-risk compensation.

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures, the impact from India Goods and Services Tax implementation (which were effective on July 1, 2017) and foreign exchange from year-over-year comparisons.  Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

Organic sales growth excluding Grooming and Baby Care impact to organic sales: Organic sales growth excluding Grooming and Baby Care impact to organic sales is a measure of the company's organic sales growth excluding the organic sales impact of the Grooming and Baby Care businesses. Management believes this measure provides investors with a supplemental understanding of underlying sales trends excluding the Grooming and Baby Care businesses, which are facing unique business challenges.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.

Core selling, general and administrative (SG&A) expense as a percentage of net sales: Core SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses adjusted for items as indicated.

Core after tax profit margin: Core after tax profit margin is a measure of the Company's net earnings margin attributable to Procter & Gamble adjusted for items as indicated.

Free cash flow:  Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Adjusted free cash flow productivity*:  Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the transitional impact of U.S. Tax Reform and the loss on early debt extinguishment. The underlying charges are non-recurring and not considered indicative of underlying earnings performance. The subsequent payments of the U.S Tax Reform charge in future periods will also be excluded as they are not to be considered indicative of the underlying cash flow performance.  Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G's ability to generate cash.  Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:
Three Months Ended June 30, 2018	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
Beauty	10%	(3)%	-%	7%
Grooming	(1)%	(2)%	-%	(3)%
Health Care	4%	(3)%	-%	1%
Fabric Care & Home Care	3%	(2)%	1%	2%
Baby, Feminine & Family Care	(2)%	(1)%	1%	(2)%
Total P&G	3%	(2)%	-%	1%
(1) Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact of India Goods and Services Tax implementation and rounding impacts necessary to reconcile net sales to organic sales.
FY 2018	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
Total P&G	3%	(2)%	-%	1%
(1) Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact of India Goods and Services Tax implementation and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales Growth Excluding Grooming and Baby Care Impact to Organic Sales

	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Grooming and Baby Care Impact to Organic Sales	Organic Sales Growth Excluding Grooming and Baby Care
FY 2018	3%	(2)%	-%	2%	3%
(1) Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact of India Goods and Services Tax implementation and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Periods

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
AMJ 2017	-%	2%	-%	2%
JAS 2017	1%	-%	-%	1%
OND 2017	3%	(1)%	-%	2%
JFM 2018	4%	(4)%	1%	1%
FY 2016	(8)%	6%	3%	1%
FY 2017	-%	2%	-%	2%
FY 2018	3%	(2)%	-%	1%
(1) Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in FY 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance
Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
FY 2019 (Estimate)	-% to 1%	About (2)%	+2% to +3%
(1) Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:
	Three Months Ended June 30
	2018	2017
Diluted Net Earnings Per Common Share	$0.72	$0.82
Incremental Restructuring	0.14	0.02
Early Debt Extinguishment	0.09	-
Transitional Impact of U.S. Tax Reform	(0.02)	-
Rounding	0.01	0.01
Core EPS	$0.94	$0.85
Percentage change vs. prior period	11%
Currency Impact to Earnings	0.01
Currency-Neutral Core EPS	$0.95
Percentage change vs. prior period Core EPS	12%

	Twelve Months Ended June 30
	2018	2017
Diluted Net Earnings Per Common Share	$3.67	$5.59
Discontinued Operations	-	(1.90)
Incremental Restructuring	0.23	0.10
Transitional Impact of U.S. Tax Reform	0.23	-
Early Debt Extinguishment Charges	0.09	0.13
Core EPS	$4.22	$3.92
Percentage change vs. prior period	8%
Currency Impact to Earnings	(0.05)
Currency-Neutral Core EPS	$4.17
Percentage change vs. prior period Core EPS	6%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Guidance
Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2019 (Estimate)	16% to 23%	(13)% to (15)%	+3% to +8%
* Includes impact of loss on early extinguishment of debt and impact of U.S. Tax Act in 2018, year over year changes in incremental non-core restructuring charges and gain on PGT Health Care joint venture dissolution in 2019.

Total Company	Diluted EPS	Impact of Non-Core Items*	Core EPS
FY 2019 (Mid-point Estimate)	$4.38	$0.07	$4.45
*Includes impact of loss on early extinguishment of debt and impact of U.S. Tax Act in 2018, year over year changes in incremental non-core restructuring charges and gain on PGT Health Care joint venture dissolution in 2019.

Prior Quarters

	AMJ 17	AMJ 16	JAS 17	JAS 16	OND 17	OND 16	JFM 18	JFM 17
Diluted Net Earnings Per Common Share	$0.82	$0.69	$1.06	$0.96	$0.93	$2.88	$0.95	$0.93
Discontinued Operations	-	0.02	-	0.04	-	(1.95)	-	-
Incremental Restructuring	0.02	0.08	0.03	0.03	0.02	0.03	0.04	0.03
Transitional Impact of U.S. Tax Reform	-	-	-	-	0.24	-	0.01	-
Early Debt Extinguishment Charges	-	-	-	-	-	0.13	-	-
Rounding	0.01	-	-	-	-	(0.01)	-	-
Core EPS	$0.85	$0.79	$1.09	$1.03	$1.19	$1.08	$1.00	$0.96
Percentage change vs. prior period	8%		6%		10%		4%
Currency Impact to Earnings	-		-		(0.04)		(0.03)
Currency-Neutral Core EPS	$0.85		$1.09		$1.15		$0.97
Percentage change vs. prior period Core EPS	8%		6%		6%		1%

Prior Years

	FY 15	FY 16	FY 17
Diluted Net Earnings Per Common Share	$2.44	$3.69	$5.59
Discontinued Operations	0.40	(0.20)	(1.90)
Incremental Restructuring	0.17	0.18	0.10
Venezuela B/S Remeasurement & Devaluation Impacts	0.04	-	-
Charges for Certain European Legal Matters	0.01
Venezuela Deconsolidation Charge	0.71
Early Debt Extinguishment Charges	-	-	0.13
Rounding	(0.01)	-	-
Core EPS	$3.76	$3.67	$3.92
Percentage change vs. prior period		(2)%	7%
Currency Impact to Earnings		0.35	0.15
Currency-Neutral Core EPS		$4.02	$4.07
Percentage change vs. prior period Core EPS		7%	11%

3. Core After-Tax Profit Margin

FY 2018
Net Earnings Margin attributable to Procter & Gamble	14.6%
Incremental Restructuring	0.9%
Transitional Impact of U.S. Tax Reform	0.9%
Early Debt Extinguishment Charges	0.4%
Core After Tax Profit Margin	16.8%

4. Core operating profit margin and currency-neutral Core operating profit margin:

	Twelve Months Ended June 30
	2018	2017
Operating Profit Margin	20.5%	21.5%
Incremental Restructuring	1.1%	0.6%
Core Operating Profit Margin	21.6%	22.1%
Basis point change vs. prior year Core margin	(50)

Prior Years

	FY 13	FY 14	FY 15	FY 16	FY 17	4 Year BPS Total
Operating Profit Margin	17.7%	18.7%	15.6%	20.6%	21.5%
Incremental Restructuring	0.7%	0.5%	0.9%	0.9%	0.6%
Venezuela B/S Remeasurement & Devaluation Impacts	0.5%	0.4%	0.2%	-	-
Charges for Certain European Legal Matters	0.2%	0.1%	-	-	-
Venezuela Deconsolidation Charge	-	-	2.9%	-	-
Non-Cash Impairment Charges	0.4%	-	-	-	-
Rounding	(0.1)%	-	-	-	-
Core Operating Profit Margin	19.4%	19.7%	19.6%	21.5%	22.1%
BPS Change		30	(10)	190	60	270
Currency Impact to Margin		1.2%	1.4%	0.5%	0.3%
Currency-Neutral Core Operating Profit Margin		20.9%	21.0%	22.0%	22.4%
BPS Change		150	130	240	90	610

5. Core gross margin:
	Three Months Ended June 30
	2018	2017
Gross Margin	45.3%	48.4%
Incremental Restructuring	2.6%	0.9%
Core Gross Margin	47.9%	49.3%
Basis point change vs. prior year Core margin	(140)

6. Core SG&A margin:
	Three Months Ended June 30
	2018	2017
SG&A Margin	29.1%	30.0%
Incremental Restructuring	-%	0.1%
Rounding	(0.1)%	0.1%
Core SG&A Margin	29.0%	30.2%
Basis points change vs. prior period	(120)

7. Free cash flow:

Three Months Ended June 30, 2018
Operating Cash Flow	Capital Spending	Free Cash Flow
$4,199	$(907)	$3,292

Twelve Months Ended June 30, 2018
Operating Cash Flow	Capital Spending	Free Cash Flow
$14,867	$(3,717)	$11,150

8. Adjusted free cash flow productivity:

Three Months Ended June 30, 2018
Net Earnings	Adjustments to Net Earnings (1)	Adjusted Net Earnings	Free Cash Flow	Adjusted Free Cash Flow Productivity
$1,890	$195	$ 2,085	$3,292	158%

Twelve Months Ended June 30, 2018
Net Earnings	Adjustments to Net Earnings (1)	Adjusted Net Earnings	Free Cash Flow	Adjusted Free Cash Flow Productivity
$9,861	$845	$ 10,706	$11,150	104%
(1) Adjustments to Net Earnings relate to the transitional impact of the U.S.